Exhibit 99.1	Earnings News Release Dated December 6, 2005

News from UTi
Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com
UTi WORLDWIDE RECORDS 31% GAIN IN NET INCOME ON 25% INCREASE IN NET REVENUES
FOR FISCAL 2006 THIRD QUARTER
— Results Reflect Benefit of UTi’s NextLeap Strategy —
Rancho Dominguez, California — December 6, 2005 — UTi Worldwide Inc. (NASDAQ NM:UTIW) today reported for the three months ended October 31, 2005 another quarter of record levels of gross and net revenues, operating income, net income and earnings per share.
Gross revenues for the third quarter of fiscal 2006 rose 23 percent to $740.9 million from $602.5 million in the corresponding prior-year period. Net revenues advanced 25 percent to $253.2 million in the fiscal 2006 third quarter from $202.0 million in the fiscal 2005 third quarter. The increases in gross and net revenues were driven principally by strong levels of organic growth across all regions and service lines.
Operating income for the fiscal third quarter grew 51 percent to $40.3 million from $26.7 million in the fiscal 2005 third quarter. The company achieved another quarter of improvement in operating income as a percentage of net revenues, increasing to 15.9 percent in the fiscal 2006 third quarter from 13.2 percent in the corresponding prior-year period.
Net income for the fiscal 2006 third quarter increased 31 percent to $26.1 million, or $0.80 per diluted share, compared with $19.9 million, or $0.62 per diluted share, for the prior-year third quarter.
“These results underscore the outstanding achievements of UTi’s employees worldwide,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “Our teams delivered another consecutive quarter of strong performance in each of UTi’s geographic regions, produced primarily from organic growth.
“We believe we are continuing to benefit from the pursuit of our NextLeap goal of providing customized solutions for our clients in global integrated logistics, with year-over-year growth achieved in all of our service categories,” MacFarlane said. “Airfreight and ocean freight forwarding net revenues grew 11 percent and 23 percent, respectively, in the fiscal 2006 third quarter, compared with the prior-year third quarter. However, high fuel surcharges, which are reflected in our gross revenues, once again restrained our airfreight and ocean freight yields. Contract logistics net revenue continued to gain momentum, primarily from organic growth plus the contributions from the company’s acquisitions in this service line, and was up 51 percent during the fiscal 2006 third quarter compared with the prior-year period.”

Exhibit 99.1	Earnings News Release Dated December 6, 2005

For the nine-month period ended October 31, 2005, gross revenues grew 26 percent to $2.1 billion from $1.6 billion for the same period a year ago. Net revenues for the fiscal 2006 year-to-date period totaled $712.7 million, up 28 percent from $558.5 million in the comparable prior-year period. Operating income for the nine-month period ended October 31, 2005 rose 46 percent to $100.8 million from $69.0 million in the first nine months of the comparable prior-year period. Operating income as a percentage of net revenues increased to 14.2 percent in the nine-month period ended October 31, 2005 from 12.3 percent during the comparable period a year ago. Net income for the fiscal year-to-date period totaled $66.2 million, or $2.03 per diluted share, up 35 percent from $48.9 million, or $1.52 per diluted share, in the corresponding period a year ago.
“We enter our fiscal fourth quarter, which includes the seasonally slow freight months of December and January, excited about the investments we are making for UTi’s future,” MacFarlane said. “Recently we have been taking advantage of the current industry consolidation to recruit seasoned managers with strong customer relationships. Although we don’t anticipate realizing a benefit to revenues until our next fiscal year, the impact of these higher staff costs will be seen in the fourth quarter. We are also benefiting from the company’s 2004 initiative to qualify our South African operations as Black Empowered, which has resulted in higher than anticipated increases in our minority interest expense, as evidenced in our fiscal 2006 third quarter results.”
Investor Conference Call
UTi management will host an investor conference call today, December 6, 2005, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2006 third quarter ended October 31, 2005. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PST, today, through 5:00 p.m. PST, Friday, December 9, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using Reservation No. 74415989.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Exhibit 99.1	Earnings News Release Dated December 6, 2005

Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its ability to meet customers’ needs; its role as a primary logistics partner and outsourced solution for global integrated logistics; its NextLeap initiatives and strategic operating plan, its global platform or network, operating performance and delivery of value to customers; the company’s focus on specialized industry solutions, its growth strategy and the contributions of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including a challenging operating environment; increased competition; the effects of increasing fuel prices, integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Tables Follow)

Exhibit 99.1	Earnings News Release Dated December 6, 2005

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 31,		October 31,
	2005	2004	2005	2004
	(Unaudited)

Gross revenues:
Airfreight forwarding	$322,734	$271,445	$901,800	$742,879
Ocean freight forwarding	220,436	183,501	609,059	480,276
Customs brokerage	20,746	20,479	61,190	57,333
Contract logistics	120,531	83,432	325,289	229,592
Other	56,499	43,646	160,033	122,410

Total gross revenues	$740,946	$602,503	$2,057,371	$1,632,490

Net revenues:
Airfreight forwarding	$74,509	$67,093	$216,984	$184,946
Ocean freight forwarding	31,068	25,317	85,940	71,525
Customs brokerage	20,163	19,821	59,165	55,558
Contract logistics	101,037	67,082	272,659	184,087
Other	26,450	22,706	77,942	62,395

Total net revenues	253,227	202,019	712,690	558,511

Staff costs	134,271	102,236	375,568	289,500
Depreciation and amortization	5,974	4,950	17,297	13,475
Amortization of intangible assets	1,238	435	3,362	865
Other operating expenses	71,471	67,655	215,615	185,713

Operating income	40,273	26,743	100,848	68,958
Interest (expense)/income, net	(1,580)	328	(2,998)	627
Gains/(losses) on foreign exchange	246	(3)	(216)	(26)

Pretax income	38,939	27,068	97,634	69,559
Provision for income taxes	11,259	6,548	28,190	18,970

Income before minority interests	27,680	20,520	69,444	50,589
Minority interests	(1,626)	(610)	(3,278)	(1,672)

Net income	$26,054	$19,910	$66,166	$48,917

Basic earnings per share	$0.83	$0.65	$2.11	$1.59
Diluted earnings per share	$0.80	$0.62	$2.03	$1.52

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	31,565,715	30,760,187	31,286,846	30,688,019
Diluted shares	32,718,526	32,322,468	32,595,009	32,137,143

Exhibit 99.1	Earnings News Release Dated December 6, 2005

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2005	2005
	(Unaudited)
Assets

Cash and cash equivalents	$146,429	$178,132
Trade receivables, net	519,356	435,223
Deferred income tax assets	13,777	10,027
Other current assets	46,910	44,509

Total current assets	726,472	667,891

Property, plant and equipment, net	72,697	71,190
Goodwill and other intangible assets, net	337,989	293,775
Investments	1,491	587
Deferred income tax assets	4,623	1,104
Other non-current assets	10,828	10,120

Total assets	$1,154,100	$1,044,667

Liabilities & Shareholders’ Equity

Bank lines of credit	$92,902	$92,340
Short-term borrowings	3,446	3,165
Current portion of capital lease obligations	4,799	3,465
Trade payables and other accrued liabilities	417,305	413,003
Income taxes payable	26,663	18,533
Deferred income tax liabilities	2,119	678

Total current liabilities	547,234	531,184

Long-term borrowings	16,551	5,105
Capital lease obligations	13,060	9,820
Deferred income tax liabilities	17,223	19,607
Retirement fund obligations	1,291	1,332
Other long-term liabilities	3,093	136

Minority interests	5,886	3,293

Commitments and contingencies

Shareholders’ equity:
Common stock	356,996	325,905
Retained earnings	231,315	169,821
Accumulated other comprehensive loss	(38,549)	(21,536)

Total shareholders’ equity	549,762	474,190

Total liabilities and shareholders’ equity	$1,154,100	$1,044,667

Exhibit 99.1	Earnings News Release Dated December 6, 2005

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2005	2004
	(Unaudited)
Operating Activities:
Net income	$66,166	$48,917
Adjustments to reconcile net income to net cash used in operating activities:
Stock compensation costs	3,453	300
Depreciation and amortization	17,297	13,475
Amortization of intangible assets	3,362	865
Deferred income taxes	(5,433)	1,398
Tax benefit relating to exercise of stock options	3,711	1,101
Gain on disposal of property, plant and equipment	(1,183)	(228)
Other	3,168	1,672
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(99,253)	(139,031)
Increase in trade payables and other current liabilities	35,288	86,852

Net cash provided by operating activities	26,576	15,321

Investing Activities:
Purchases of property, plant and equipment	(13,005)	(15,110)
Proceeds from disposal of property, plant and equipment	2,916	2,276
Increase in other non-current assets	(1,739)	(1,020)
Acquisitions of subsidiaries and contingent earn-out payments	(46,194)	(118,476)
Other	(569)	(680)

Net cash used in investing activities	(58,591)	(133,010)

Financing Activities:
Increase in bank lines of credit	562	77,822
Decrease in short-term borrowings	(808)	(1,068)
Long-term borrowings — advanced	13,061	1,642
Long-term borrowings — repaid	(814)	(192)
Repayments of capital lease obligations	(3,749)	(2,952)
Decrease in minority interests	(461)	(410)
Net proceeds from issuance of ordinary shares	8,910	3,708
Dividends paid	(4,672)	(3,563)

Net cash provided by financing activities	12,029	74,987

Net decrease in cash and cash equivalents	(19,986)	(42,702)
Cash and cash equivalents at beginning of period	178,132	156,687
Effect of foreign exchange rate changes	(11,717)	10,355

Cash and cash equivalents at end of period	$146,429	$124,340

Exhibit 99.1	Earnings News Release Dated December 6, 2005

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended October 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$171,446	$186,733	$240,721	$142,046	$—	$740,946

Net revenue	$51,403	$100,060	$37,660	$64,104	$—	$253,227
Staff costs	28,173	59,818	15,482	27,402	3,396	134,271
Depreciation and amortization	1,424	1,294	849	2,024	383	5,974
Amortization of intangible assets	—	952	114	172	—	1,238
Other operating expenses	12,924	27,689	8,636	20,504	1,718	71,471

Operating income/(loss)	$8,882	$10,307	$12,579	$14,002	$(5,497)	40,273

Interest expense, net						(1,580)
Gains on foreign exchange						246

Pretax income						38,939
Provision for income taxes						11,259

Income before minority interests						$27,680

	Three months ended October 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$144,134	$149,962	$191,428	$116,979	$—	$602,503

Net revenue	$43,600	$72,631	$30,202	$55,586	$—	$202,019
Staff costs	23,786	40,547	11,463	24,356	2,084	102,236
Depreciation and amortization	1,289	889	632	1,727	413	4,950
Amortization of intangible assets	—	263	—	172	—	435
Other operating expenses	12,524	23,981	7,227	21,558	2,365	67,655

Operating income/(loss)	$6,001	$6,951	$10,880	$7,773	$(4,862)	26,743

Interest income, net						328
Losses on foreign exchange						(3)

Pretax income						27,068
Provision for income taxes						6,548

Income before minority interests						$20,520

Exhibit 99.1	Earnings News Release Dated December 6, 2005

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Nine months ended October 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$512,641	$514,683	$629,841	$400,206	$—	$2,057,371

Net revenue	$153,311	$272,540	$100,463	$186,376	$—	$712,690
Staff costs	82,989	161,821	42,081	80,256	8,421	375,568
Depreciation and amortization	4,250	3,536	2,314	5,876	1,321	17,297
Amortization of intangible assets	—	2,643	192	527	—	3,362
Other operating expenses	40,694	78,100	24,049	66,240	6,532	215,615

Operating income/(loss)	$25,378	$26,440	$31,827	$33,477	$(16,274)	100,848

Interest expense, net						(2,998)
Losses on foreign exchange						(216)

Pretax income						97,634
Provision for income taxes						28,190

Income before minority interests						$69,444

	Nine months ended October 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$429,219	$411,733	$490,714	$300,824	$—	$1,632,490

Net revenue	$128,113	$209,306	$79,544	$141,548	$—	$558,511
Staff costs	68,369	121,166	32,167	62,154	5,644	289,500
Depreciation and amortization	3,717	2,566	1,807	4,098	1,287	13,475
Amortization of intangible assets	—	546	—	319	—	865
Other operating expenses	36,534	67,833	19,860	55,108	6,378	185,713

Operating income/(loss)	$19,493	$17,195	$25,710	$19,869	$(13,309)	68,958

Interest income, net						627
Losses on foreign exchange						(26)

Pretax income						69,559
Provision for income taxes						18,970

Income before minority interests						$50,589

Exhibit 99.1	Earnings News Release Dated December 6, 2005

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Nine months ended
	October 31,		October 31,
	2005	2004	2005	2004
	(Unaudited)

Forwarding, Customs Brokerage & Other:

Gross revenue from external customers	$591,056	$496,099	$1,648,265	$1,335,889

Net revenue	$132,653	$118,800	$385,562	$328,941
Staff costs	68,949	58,870	200,264	166,038
Depreciation and amortization	3,287	2,739	9,785	7,952
Other operating expenses	31,939	34,686	101,240	95,285

Operating income	$28,478	$22,505	$74,273	$59,666

Contract Logistics, Distribution & Other:

Gross revenue from external customers	$149,890	$106,404	$409,106	$296,601

Net revenue	$120,574	$83,219	$327,128	$229,570
Staff costs	61,926	41,282	166,883	117,818
Depreciation and amortization	2,304	1,798	6,191	4,236
Amortization of intangible assets	1,238	435	3,362	865
Other operating expenses	37,814	30,604	107,843	84,050

Operating income	$17,292	$9,100	$42,849	$22,601